Exhibit 3.51

Exhibit 3.51

official cse only

RETURN ACKNOWLEDGMENT TO:

ALBRIGHT, STODDARD, WSBNICK & ALBRIGHT

FILED LLC84603

WHITNEY B. WARNICK, ESQ

801 SO. RANCHO DR., #D-4

LAS VEGAS, NV 89106

JAN 22 2003

BY THE OFFICE OF

DEARE HELLER SECRETARY OF STATE

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY CO.

(Pursuant to NRS 86.161)

1- Name of Limited Liability Co.:

MOENIUM HOLDINGS LLC

2. Purposes for which Company is organized:

The Company is organized to engage in and to do any lawful act concerning any and all lawful business, except insurance, for which a limited liability company may be organized.

3. The Name and complete street address of the Resident Agent:

Albright, Stoddard, Warnick & Albright

801 S. Rancho Drive, Suite D-4

Las Vegas, Nevada 89106.

4. The Name and Street address of the Organizer executing these Articles:

WHITNEY B. WARNICK 801 S. Rancho Drive, Suite D-4

Las Vegas, Nevads 89106

5. Management:

The Company is to be managed by the member which is THE ENSIGN GROUP, INC., a Delaware corporation as provided in the Operating Agreement of the Company. The name and address of the member is:

Exhibit 3.51

Exhibit 3.51

NAME :

THE ENSIGN GROUP, INC.

ADDRESS:

32232 Paseo Adelanto, Suite A

San Juan Capistrano, CA 92675

6. Signature of the Organizer:

WHITNEY B. WARNICK, Organizer

8 01 S. Rancho Drive, Suite D-4

Las Vegas, Nevada 89106

7. Date: January 22, 2003

8. Acknowledgment:

State of Nevada )

) ss

County of Clark )

I, WHITNEY B. WARNICK, being first duly sworn, on oath, depose and say: That I am the Oganizer of MOENIUM HOLDINGS LLC, a Nevada Limited Liability Company; that I have read the Articles of Organization therof; and that the statements contained in such Articles of Organization are true.

WHITNEY fifl7ARNICK, ESQ.

Subscribed and Sworn to before me

this 22nd day of January, 2003.

Notary Public

KARIN SUE ODELL

Notary Public, State of Nevada

Appointment No. 00-63151-1

My Appt. Expires June 15, 2004

FILED# LLC84603

JAN 2 2 W03

BY THE OFFICE OF

DEARE HELLER SECRETARY OF STATE

NEVADA SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY AGENT FOR SERVICE OF PROCESS

FOR LIMITED-LIABILITY COMPANY

IN THE MATTER OF MOBNIUM HOLDINGS LLC, ALBRIGHT, STODDARD,

WARNICK & ALBRIGHT hereby certifies that on the 22r‘d day of January, 2003, it accepted the appointment as Agent for Service of Process of the above-entitled limited-liability company in accordance with CHAPTER 3 6 of the Nevada Revised Statues.

FURTHERMORE, that the office for the agent of service of process in the state is located at:

801 South Rancho Drive

Suite D-4

Las Vegas, Nevada 89106

IK WITNESS WHEREOF, I have hereunto set my hand on behalf of. Albright, Stoddard, Warnick & Albright this 22nQ day of January, 2003 .

ALBRIGHT, STODDARD, WARNICK & ALBRIGHT

Whitney 3. Warnick

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER LLC846-2003

MOENIUM HOLDINGS LLC NAME OF LIMITED-LIABILITY COMPANY

*100401*

FOR THE FILING PERIOD OF JAN, 2014 TO JAN, 2015

USE BLACK INK ONLY—DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE ATwww.nvsllverflume.gov**

Filed in the office of

Document Number

20140487484-52

Ross Miller Secretary of State State of Nevada

Filing Date and Time

07/07/2014 6:08 AM

Entity Number

LLC846-2003

ABOVE SPACE IS FOR OFFICE USE ONLY

? Return one file stamped copy. (11 tiling not accompanied by order instructions,

?file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional managers or managing members, attach a list of them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6 Ordering Conies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification.

A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

6. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE’ $125 00 LATE PENALTY: $75.00 (if filing late)

BUSINESS LICENSE FEE: $200.00 I ATF PENALTY: $100 00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

NRS76.020 Exemption Codes

1 I Pursuant to NRS Chapter 76, this entity is exempt from the business license tee. Exemption code:

001—Governmental Entity 005 – Motion Picture Company

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to

006—NRS 680B.020 Insurance Co.

attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NAME

CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL, STE 400 , USA MISSION VIEJO CA 92691

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category Cfelonyto knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Signature of Manager, Managing Member or Other Authorized Signature

Title

CHIEF FINANCIAL OFFICER Date

7/7/2014 6:08:10 AM

Nevada Secretary of State List ManorMem Revised: 8-8-13